Exhibit 99.1

Liberty Global Announces Distribution of LiLAC Tracking Stock to Shareholders

Denver, Colorado - May 20, 2015:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that it intends to implement its previously announced tracking stock for its operations in Latin America and the Caribbean (the “LiLAC Group”) on July 1, 2015 (the “distribution date”). At the close of trading on the distribution date, Liberty Global will distribute, as a dividend (or a “bonus issue” under U.K. law), to holders of its Class A, Class B and Class C ordinary shares as of 5:00 p.m. Eastern time on June 24, 2015 (the “record date”), one share of the corresponding class of LiLAC Group ordinary shares for each 20 Liberty Global ordinary shares held by each shareholder as of the record date. Cash will be issued in lieu of fractional LiLAC Group ordinary shares.

We intend, prior to the distribution, to attribute $100 million of cash to the LiLAC Group in order to provide liquidity to fund, among other things, ongoing operating costs and acquisitions with respect to the LiLAC Group. We expect the LiLAC Class A (LILA) and Class C (LILAK) ordinary shares to trade on NASDAQ, and the LiLAC Class B (LILAB) ordinary shares on the OTC Bulletin Board. The Liberty Global Class A, Class B and Class C ordinary shares will continue to trade on NASDAQ under the symbols LBTYA, LBTYB and LBTYK, respectively.

The creation and distribution of the LiLAC Group ordinary shares are subject to the satisfaction of the remaining customary conditions to these transactions, which are described in detail in the proxy statement/prospectus forming a part of Liberty Global’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission regarding these transactions.

Forward Looking Statements
This press release contains forward-looking statements, including statements regarding the creation, distribution and trading of the LiLAC Group ordinary shares, attribution of cash to the LiLAC Group and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the satisfaction of certain conditions to the creation and distribution of the tracking stock, the continued use by subscribers and potential subscribers of our services and their willingness to upgrade to our more advanced offerings, our ability to meet challenges from competition, to manage rapid technological change or to maintain or increase rates to our subscribers or to pass through increased costs to our subscribers, the effects of changes in laws or regulation, general economic factors, our ability to obtain regulatory approval and satisfy regulatory conditions associated with acquisitions and dispositions, our ability to successfully acquire and integrate new businesses and realize anticipated efficiencies from businesses we acquire, the availability of attractive programming for our digital video services and the costs associated with such programming, our ability to achieve forecasted financial and operating targets, the outcome of any pending or threatened litigation, our ability to access cash of our subsidiaries and the impact of our future financial performance, or market conditions generally, on the availability, terms and deployment of capital, fluctuations in currency exchange and interest rates, the ability of vendors and suppliers to timely deliver quality products, equipment, software and services, as well as other factors detailed from time to time in Liberty Global’s filings with the SEC including Liberty Global’s registration statement on Form S-4 relating to the issuance of the LiLAC shares and most recent Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except to the extent required by applicable law.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading products are provided through next-generation networks and innovative technology platforms that connected 27 million customers subscribing to 56 million television, broadband internet and telephony services at March 31, 2015. In addition, we served five million mobile subscribers and offered WiFi access across over five million access points.

Liberty Global's consumer brands are Virgin Media, Ziggo, Unitymedia, Telenet, UPC, VTR and Liberty Cablevision. Our operations also include Liberty Global Business Services and Liberty Global Ventures. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Marcus Smith	+44 20 7190 6374
Christian Fangmann	+49 221 8462 5151	Bert Holtkamp	+31 20 778 9800
John Rea	+1 303 220 4238	Hanne Wolf	+1 303 220 6678

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